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                                                                    Exhibit 23.4
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc., of our reports dated September 30, 1996, with respect to the combined comparative financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 27, 1996 (as amended on Form 8-K/A filed December 9, 1996, June 6, 1997 and July 10, 1997), filed with the Securities And Exchange Commission.


                                    /s/ Bardall, Weintraub P.C.
                                    ---------------------------

                                    BARDALL, WEINTRAUB P.C.

Turnersville, New Jersey

February 25, 1998